Exhibit 99

Investor News	NYSE:PEG

For further information, contact:
➢ Mort Plawner, Treasurer	Phone: 973-430-6474
➢ Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
➢ Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

PSEG ANNOUNCES THIRD QUARTER 2006 RESULTS:

NET INCOME AND OPERATING EARNINGS OF $1.48 PER SHARE

An Increase of 34 Cents in Operating Earnings for the Quarter

Agreements filed in PSE&G rate proceedings

Company Affirms 2006 Guidance of $3.45 to $3.75 per share and
2007 Guidance of $4.60 to $5.00 per share

          (Newark, NJ November 1, 2006) – Public Service Enterprise Group (PSEG) announced today that third quarter 2006 Net Income and Operating Earnings were $1.48 per share, an increase of 34 cents for Operating Earnings over the third quarter of 2005.

          For the year-to-date, PSEG reported Net Income of $3.12 per share. Operating Earnings were $2.95 per share, which excludes the gain from the sale and operations of assets in Poland (90 cents per share), the loss from the sale of RGE (70 cents per share), and 3 cents per share of costs associated with the merger agreement with Exelon which was terminated in September.

          E. James Ferland, Chairman and Chief Executive Officer, noted that the strong third quarter results were in line with the 2006 Operating Earnings guidance of $3.45 to $3.75 per share. Ferland noted that the recent settlements of the gas and electric cases were fair but are not final until acted upon by the New Jersey Board of Public Utilities (BPU). Ferland also reaffirmed 2007 Guidance of $4.60 to $5.00 per share. The tables below provide a reconciliation of PSEG’s Net Income to Operating Earnings for the third quarter and year-to-date.

Exhibit 99

PSEG CONSOLIDATED EARNINGS
Third Quarter Comparative Results
2006 and 2005

	Income ($M)		Diluted Earnings Per Share

	2006	2005	2006	2005

Net Income	$374	$253	$1.48	$1.03

Add: Operations of Polish Assets	—	9	—	.04
Add: Loss on Sale & Operations of Waterford	—	7	—	.03

Income from Continuing Operations	374	269	1.48	1.10

Add: Merger Related Costs	(2)	10	—	.04

Operating Earnings (Non-GAAP)	$372	$279	$1.48	$1.14

All amounts are after federal and state income taxes	Avg. Shares		252M	244M

PSEG CONSOLIDATED EARNINGS
September 30 Year-to-Date Comparative Results
2006 and 2005

	Income ($M)		Diluted Earnings Per Share

	2006	2005	2006	2005

Net Income	$786	$456	$3.12	$1.87

Deduct: Gain on Sale & Operations of Polish Assets	(227)	(13)	(.90)	(.05)
Add: Loss on Sale & Operations of Waterford	—	197	—	.81

Income from Continuing Operations	559	640	2.22	2.63

Add: Merger Related Costs	7	26.03		.11
Loss on Sale of RGE	178	—	.70	—

Operating Earnings (Non-GAAP)	$744	$666	$2.95	$2.74

All amounts are after federal and state income taxes	Avg. Shares		252M	243M

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Attachments to this release provide a reconciliation of Net Income to Operating Earnings and other summary exhibits for the third quarter and year-to-date 2006 and 2005 for PSEG’s principal subsidiaries – PSE&G, PSEG Power and PSEG Energy Holdings. We have also included Attachment 11 to this release which shows the non-trading mark to market activity for the quarter and year-to-date periods for Power and Energy Holdings.

Exhibit 99

BUSINESS SEGMENT REVIEWS

PSEG Power

          PSEG Power reported operating earnings of $203 million, or 81 cents per share for the third quarter of 2006, an increase of $67 million, or 26 cents per share from the third quarter of 2005.

          Higher realized prices primarily from forward sales contracts added 34 cents to Power’s earnings for the quarter. “Most of this increase resulted from the rolling nature of our hedge contracts, including 17 cents driven by a full quarter of higher BGS contracts.” noted Ferland. “The continuing benefits of the market-priced contracts from the 2006 BGS auction were realized in the third quarter and are reflected in our earnings expectations for 2006. Our fleet of nuclear units continued their excellent operations with the Hope Creek and Salem units running at about 100% during the summer months. These improved nuclear operations added about another 3 cents per share from the same quarter of last year,” said Ferland.

          “Our nuclear units have undergone considerable improvements as a result of the Operating Services Contract (OSC) established with Exelon in January 2005. We had record output from Salem and Hope Creek in 2005 and we continue to build on that success this year” Ferland said. Through September, the aggregate year-to-date capacity factor was 96%, as opposed to 88% through September of last year. The performance improvements have also been recognized by the Nuclear Regulatory Commission, which has ended its expanded inspection activities of our work environment and returned to its normal reactor oversight process. PSEG has provided notice to Exelon that it is electing to continue the OSC for two years, during which time the companies will move into a transition phase. At the same time, PSEG continues consideration of a number of long-term alternatives and expects to define its long term strategy well before the two year period is completed. PSEG has the right to extend the transition phase of the OSC for an additional year if it so elects.

          Partially offsetting these gains were approximately 6 cents of higher interest and depreciation charges associated with Power’s Linden Generating Station being placed in-service in May of this year. Also, the third quarter of this year overcame the absence of nuclear decommissioning trust fund gains of $38 million that were recognized in the third quarter of last year causing a year over year decrease of 9 cents. The prior year gains in the NDT fund were the result of restructuring and asset rebalancing.

          In 2002, Power entered into a consent decree with federal and state environmental regulators which required the investment in pollution control equipment at certain of its power units, including the installation of pollution control equipment at its Hudson station by December 31 of this year. The company has proposed an alternate pollution reduction plan that would achieve similar emission reductions and would allow for the Hudson unit to continue operating on coal. Power believes it is close to an agreement regarding this pollution reduction control plan and it has increased its environmental reserves by approximately $15 million, or 6 cents per share in the third quarter, to cover costs expected to be incurred as a result of this potential agreement.

Exhibit 99

PSE&G

          PSE&G reported operating earnings of $86 million or 34 cents per share for the third quarter, 13 cents lower than comparable 2005 results of $115 million or 47 cents per share. For the quarter, weather, while above normal, was below last year’s record setting levels. Coupled with reduced demand due to higher BGS prices these items combined for a reduction of 5 cents per share.

          “PSE&G continues to excel in the reliable delivery of both gas and electricity. Reliability of the PSE&G system remained among the best in the country this summer despite six major summer storms and periods of record heat that pushed electric demand to an all-time peak” said Ralph Izzo, President and Chief Operating Officer.

          Also, quarterly results were lower than last year by 4 cents due to the elimination of the depreciation credit in December 2005 and by an additional 3 cents due to higher depreciation and amortization and increased O&M.

          PSE&G filed agreements achieved with all major parties to three separate rate proceedings. The agreements now await BPU review and action, and would resolve open matters involving gas delivery base rates, the expiration of an electric rate credit, and new residential gas supply rates. The gas base rate settlement provides for an additional $79 million of margin consisting of a $40 million rate increase and $39 million resulting from lower non-cash depreciation and amortization expenses. The settlement in the electric distribution financial review reduced the $64 million rate credit established in August 2003 to $22 million which, with volume growth, represents additional revenues of $47 million. “The agreements with the BPU staff, RPA and other intervening parties indicate the mutual resolve for balanced regulatory decisions so that the utility can maintain its exemplary service to its customers while providing a fair return to its shareholders,” said Izzo. “I am also pleased that we were able to lower gas residential bills by 4.4 percent and only increase electric bills by less than 1%.”

PSEG Energy Holdings

          Holdings reported operating earnings of $101 million, or 40 cents per share, an increase of $53 million or 20 cents per share from the third quarter of 2005. The improvement in spark spreads in the Texas market seen earlier this year continued into the third quarter of this year. “However spark spreads have softened a bit recently so we don’t anticipate this benefit to continue into the next quarter,” said Izzo.

          PSEG Global’s Texas plants entered into long-term contracts last fall for a portion of their output that is subject to mark-to-market accounting treatment. Due to recent price declines in the market relative to these fixed-price contracts, the current period mark-to-market unrealized gains totaled approximately 12 cents per share and 15 cents per share for the quarter and year-to-date, respectively.

          Holdings also reported continued lower interest expense for the quarter. Proceeds from asset sales in Poland and Brazil had been invested with PSEG. Interest received on this inter-

Exhibit 99

company loan, combined with the redemption of the 2007 bonds that were redeemed in January of this year reduced interest expense by 4 cents per share. Holdings utilized the proceeds from the asset sales and cash accumulated from ongoing operations to fund a partial call of $300 million of its senior notes due in 2008 and return $425 million of capital to PSEG. The costs associated with the redemption totaled approximately 3 cents per share and were included in third quarter results. Also, Holdings had lower income taxes this quarter relative to last year, contributing approximately 9 cents, largely driven by the absence of tax expenses incurred in the third quarter of 2005 in connection with the repatriation of funds under the JOBS Act.

* * * * * * * * *

Corporate Profile

Public Service Enterprise Group (PSEG) (NYSE:PEG) is a publicly traded diversified energy company with annual revenues of more than $12 billion, and three principal subsidiaries: PSEG Power, one of the largest independent power producers in the U.S.; Public Service Electric and Gas Company (PSE&G), New Jersey’s oldest and largest energy distribution utility company; and, PSEG Energy Holdings, a holding company for other non-regulated energy businesses.

Forward-Looking Statement

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Unaudited)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,

	2006	2005	2006	2005

Earnings Results (in Millions)

PSE&G	$86	$115	$198	$281
PSEG Power	203	136	394	314
PSEG Energy Holdings
PSEG Global	92	32	156	88
PSEG Resources	10	17	49	39
PSEG Energy Holdings	(1)	(1)	(3)	(3)

Total PSEG Energy Holdings	101	48	202	124

PSEG	(18)	(20)	(50)	(53)

Operating Earnings	$372	$279	$744	$666

Loss from RGE	—	—	(178)	—
Merger and Merger Related Costs	2	(10)	(7)	(26)

Income from Continuing Operations	$374	$269	$559	$640

Discontinued Operations, Including (Loss) Gain on Disposal	—	(16)	227	(184)

PSEG Net Income	$374	$253	$786	$456

Fully Diluted Average Shares Outstanding (in Millions)	252	244	252	243

Per Share Results (Diluted)

PSE&G	$0.34	$0.47	$0.79	$1.16
PSEG Power	0.81	0.55	1.56	1.29
PSEG Energy Holdings
PSEG Global	0.36	0.13	0.62	0.36
PSEG Resources	0.04	0.07	0.19	0.16
PSEG Energy Holdings	—	—	(0.01)	(0.01)

Total PSEG Energy Holdings	0.40	0.20	0.80	0.51

PSEG	(0.07)	(0.08)	(0.20)	(0.22)

Operating Earnings	$1.48	$1.14	$2.95	$2.74

Loss from RGE	—	—	(0.70)	—
Merger and Merger Related Costs	—	(0.04)	(0.03)	(0.11)

Income from Continuing Operations	$1.48	$1.10	$2.22	$2.63

Discontinued Operations, Including (Loss) Gain on Disposal	—	(0.07)	0.90	(0.76)

PSEG Net Income	$1.48	$1.03	$3.12	$1.87

Note 1:

Net Income includes preferred stock dividends relating to PSE&G of $1 million for each of the quarters ended September 30, 2006 and 2005.

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $3 million and $3 million and PSEG Global of $0 million and $3 million for the nine months ended September 30, 2006 and 2005, respectively.

Note 2:

Basic Earnings per Share from Net Income was $1.48 and $1.06 per share for the quarters ended September 30, 2006 and 2005, respectively.

Basic Earnings per Share from Net Income was $3.12 and $1.91 per share for the nine months ended September 30, 2006 and 2005, respectively.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONSOLIDATING STATEMENT OF OPERATIONS

For the Quarter Ended September 30, 2006
(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$3,392	$(515)	$2,017	$1,489	$401

OPERATING EXPENSES
Energy Costs	1,809	(512)	1,296	830	195
Operation and Maintenance	541	(8)	278	222	49
Depreciation and Amortization	234	5	174	41	14
Taxes Other Than Income Taxes	32	—	32	—	—

Total Operating Expenses	2,616	(515)	1,780	1,093	258

Income from Equity Method Investments	30	—	—	—	30

OPERATING INCOME	806	—	237	396	173

Other Income and Deductions	7	(8)	6	11	(2)
Interest Expense	(209)	(26)	(86)	(47)	(50)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME BEFORE INCOME TAXES (Note 1)	603	(34)	156	360	121

Income Tax Benefit (Expense)	(229)	15	(69)	(155)	(20)

NET INCOME (LOSS)	$374	$(19)	$87	$205	$101

Merger and Merger-Related Costs, net of tax	(2)	1	(1)	(2)	—

OPERATING EARNINGS	$372	$(18)	$86	$203	$101

For the Quarter Ended September 30, 2005
(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$3,324	$(388)	$1,934	$1,444	$334

OPERATING EXPENSES
Energy Costs	1,979	(383)	1,195	983	184
Operation and Maintenance	537	(3)	276	223	41
Depreciation and Amortization	204	5	155	34	10
Taxes Other Than Income Taxes	34	(1)	35	—	—

Total Operating Expenses	2,754	(382)	1,661	1,240	235

Income from Equity Method Investments	30		—	—	30

OPERATING INCOME (LOSS)	600	(6)	273	204	129

Other Income and Deductions	61	(4)	2	61	2
Interest Expense	(208)	(34)	(86)	(32)	(56)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	452	(44)	188	233	75

Income Tax Benefit (Expense)	(183)	19	(74)	(101)	(27)

INCOME FROM CONTINUING OPERATIONS	269	(25)	114	132	48

Discontinued Operations, including Loss on Disposal, net of tax	(16)	—	—	(7)	(9)

NET INCOME (LOSS)	$253	$(25)	$114	$125	$39

Discontinued Operations, incl. Loss on Disposal, net of tax	16	—	—	7	9
Merger and Merger-Related Costs, net of tax	10	5	1	4	—

OPERATING EARNINGS	$279	$(20)	$115	$136	$48

Note 1:

Income before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for each of the quarters ended September 30, 2006 and 2005.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONSOLIDATING STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2006
(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$9,516	$(2,056)	$5,901	$4,591	$1,080

OPERATING EXPENSES
Energy Costs	5,400	(2,047)	3,872	2,992	583
Operation and Maintenance	1,705	(21)	855	721	150
Write-down of Project Investments	263	—	—	—	263
Depreciation and Amortization	645	15	476	116	38
Taxes Other Than Income Taxes	100	—	100	—	—

Total Operating Expenses	8,113	(2,053)	5,303	3,829	1,034

Income from Equity Method Investments	93	—	—	—	93

OPERATING INCOME (LOSS)	1,496	(3)	598	762	139

Other Income and Deductions	62	(12)	16	53	5
Interest Expense	(617)	(81)	(254)	(131)	(151)
Preferred Securities Dividends	(3)	—	(3)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	938	(96)	357	684	(7)

Income Tax Benefit (Expense)	(379)	40	(160)	(290)	31

INCOME (LOSS) FROM CONTINUING OPERATIONS	559	(56)	197	394	24

Loss from Discontinued Operations, including Gain on Disposal, net of tax	227	—	—	—	227

NET INCOME (LOSS)	$786	$(56)	$197	$394	$251

(Income) from Discontinued Operations, including Gain on Disposal, net of tax	(227)	—	—	—	(227)
Loss on Sale of RGE, net of tax	178	—	—	—	178
Merger and Merger-Related Costs, net of tax	7	6	1	—	—

OPERATING EARNINGS	$744	$(50)	$198	$394	$202

For the Nine Months Ended September 30, 2005
(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$8,940	$(1,770)	$5,559	$4,234	$917

OPERATING EXPENSES
Energy Costs	5,144	(1,753)	3,472	2,941	484
Operation and Maintenance	1,661	(14)	839	685	151
Depreciation and Amortization	562	13	418	96	35
Taxes Other Than Income Taxes	105	(1)	106	—	—

Total Operating Expenses	7,472	(1,755)	4,835	3,722	670

Income from Equity Method Investments	90	—	—	—	90

OPERATING INCOME (LOSS)	1,558	(15)	724	512	337

Other Income and Deductions	103	(4)	5	102	—
Interest Expense	(606)	(96)	(256)	(86)	(168)
Preferred Securities Dividends	(3)	3	(3)	—	(3)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	1,052	(112)	470	528	166

Income Tax Benefit (Expense)	(412)	46	(191)	(225)	(42)

INCOME FROM CONTINUING OPERATIONS	640	(66)	279	303	124

Income (Loss) from Discontinued Operations, including Loss on Disposal, net of tax	(184)	—	—	(197)	13

NET INCOME (LOSS)	$456	$(66)	$279	$106	$137

(Income) Loss from Discontinued Operations, incl. Loss on Disposal, net of tax	184	—	—	197	(13)
Merger and Merger-Related Costs, net of tax	26	13	2	11	—

OPERATING EARNINGS	$666	$(53)	$281	$314	$124

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $3 million and $3 million and PSEG Global of $0 million and $3 million for the nine months ended September 30, 2006 and 2005, respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CAPITALIZATION SCHEDULE
(Unaudited, $ Millions)

	September 30, 2006	December 31, 2005

DEBT
Commercial Paper and Loans	$555	$100
Long-Term Debt, including amounts due within one year	7,898	9,025
Securitization Debt, including amounts due within one year	1,927	2,041
Project Level, Non-Recourse Debt, including amounts due within one year	896	935
Debt Supporting Trust Preferred Securities, including amounts due within one year	660	814

Total Debt	11,936	12,915

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,644	4,618
Treasury Stock	(527)	(532)
Retained Earnings	2,901	2,545
Accumulated Other Comprehensive Loss	(33)	(609)

Total Common Stockholders’ Equity	6,985	6,022

Total Capitalization	$19,001	$19,017

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at the end of any quarterly period. This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

The debt to capitalization ratio calculated under PSEG’s credit agreements as of September 30, 2006 was 52.8%. The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($896 million), securitization debt ($1.927 billion) and Debt Supporting Trust Preferred Securities ($660 million), which is now included in Long-Term debt due to the adoption of Financial Interpretation 46. It also includes capital lease obligations ($51 million) and certain other obligations such as guarantees and letters of credit ($157 million).

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2005 was 59.9%. The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($935 million), securitization debt ($2.041 billion) and Debt Supporting Trust Preferred Securities ($814 million), which is now included in Long-Term debt due to the adoption of Financial Interpretation 46. It also includes capital lease obligations ($53 million) and certain other obligations such as guarantees and letters of credit ($1.139 billion).

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Nine Months Ended September 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$786	$456
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	658	447

Net Cash Provided By Operating Activities	1,444	903

NET CASH USED IN INVESTING ACTIVITIES	(53)	(394)

NET CASH USED IN FINANCING ACTIVITIES	(1,385)	(173)

Effect of Exchange Rate Change	(2)	1

Net Increase in Cash and Cash Equivalents	4	337

Cash and Cash Equivalents at Beginning of Period	288	263

Cash and Cash Equivalents at End of Period	$292	$600

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
September 30, 2006 vs. September 30, 2005
(Unaudited)

PSEG 3rd Quarter 2005 Net Income			$1.03

Loss from Discontinued Operations, including Loss on Disposal			0.07

PSEG 3rd Quarter 2005 Income from Continuing Operations			$1.10

Merger and Merger Related Costs			0.04

PSEG 3rd Quarter 2005 Operating Earnings			$1.14

PSE&G			B/(W	)

3rd Quarter 2005		$0.47

Weather		(0.03)
Demand		(0.02)
Expiration of Excess Depreciation Credit		(0.04)
Higher O&M		(0.01)
Depreciation		(0.02)
Additional Shares Outstanding		(0.01)

3rd Quarter 2006		$0.34	$(0.13)

PSEG Power

3rd Quarter 2005		$0.55

Nuclear Output	0.03
Increased Output, Recontracting and Other	0.34
MTM	0.08
BGSS	0.03

Margin		0.48
New Assets (Depreciation and Interest)		(0.06)
Higher O&M		(0.01)
Depreciation, Interest, and Other		0.02
NDT		(0.09)
Environmental Reserve		(0.06)
Additional Shares Outstanding		(0.02)

3rd Quarter 2006		$0.81	$0.26

PSEG Energy Holdings

3rd Quarter 2005		$0.20

MTM - TIE		0.13
Lower effective tax rate in 2006, largely due to tax on repatriation in 2005		0.09
Global Operations - TIE & Other		0.03
Lower Interest Expense		0.04
Cost of Extinguishment of Debt		(0.03)
RGE operations, change in earnings due to sale		(0.03)
Lower lease income		(0.02)
Additional Shares Outstanding		(0.01)

3rd Quarter 2006		$0.40	$0.20

Public Service Enterprise Group

3rd Quarter 2005		$(0.08)

Interest savings		0.01

3rd Quarter 2006		$(0.07)	$0.01

PSEG 3rd Quarter 2006 Operating Earnings			$1.48

Merger and Merger Related Costs			—
Loss on Sale of RGE			—

PSEG 3rd Quarter 2006 Loss from Continuing Operations			$1.48

Income from Discontinued Operations, including Gain on Disposal			—

PSEG 3rd Quarter 2006 Net Income			$1.48

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Year to Date EPS Reconciliation
September 30, 2006 vs. September 30, 2005
(Unaudited)

PSEG Net Income for the Nine Months Ended September 30, 2005			$1.87

Loss from Discontinued Operations, including Loss on Disposal			0.76

PSEG Income from Continuing Operations for the Nine Months Ended September 30, 2005			$2.63

Merger and Merger Related Costs			0.11

PSEG Operating Earnings for the Nine Months Ended September 30, 2005			$2.74

PSE&G			B/(W )

Year to Date September 30, 2005		$1.16

Weather		(0.13)
Demand		(0.02)
Expiration of Excess Depreciation Credit		(0.12)
Transmission		0.04
Higher O&M		(0.05)
Depreciation & Amortization		(0.04)
Other		(0.02)
Additional Shares Outstanding		(0.03)

Year to Date September 30, 2006		$0.79	$(0.37)

PSEG Power

Year to Date September 30, 2005		$1.29

Nuclear Output	0.19
Increased Output, Recontracting and Other	0.66
BGSS	(0.10)

Margin		0.75
New Assets (BEC & Linden)		(0.17)
Higher O&M		(0.09)
Depreciation, Interest, and Other		(0.02)
NDT		(0.08)
Environmental Reserve		(0.06)
Additional Shares Outstanding		(0.06)

Year to Date September 30, 2006		$1.56	$0.27

PSEG Energy Holdings

Year to Date September 30, 2005		$0.51

MTM - TIE		0.17
Operations - TIE		0.12
Write-off of Resources UAL lease in 2005		0.06
FX Gains in 2006 and Losses in 2005		0.04
Lower Interest Expense		0.04
Other		0.01
Absence of Gains from 2005 (Eagle Point, SEGS, MPC)		(0.14)
Additional Shares Outstanding		(0.01)

Year to Date September 30, 2006		$0.80	$0.29

Public Service Enterprise Group

Year to Date September 30, 2005		$(0.22)

Interest savings		0.02

Year to Date September 30, 2006		$(0.20)	$0.02

PSEG Operating Earnings for the Nine Months Ended September 30, 2006			$2.95

Merger and Merger Related Costs			(0.03)
Loss on Sale of RGE			(0.70)

PSEG Income from Continuing Operations for the Nine Months Ended September 30, 2006			$2.22

Income from Discontinued Operations, including Gain on Disposal			0.90

PSEG Net Income for the Nine Months Ended September 30, 2006			$3.12

Attachment 8

PSEG Global L.L.C.
Investment Results
(Unaudited, $ Millions)

	Total Capital at Risk (A)		For the Quarter Ended		For the Nine Months Ended
	As of		September 30, 2006		September 30, 2006
Region	September 30, 2006	December 31, 2005	EBIT (B)	Non-Recourse Interest (C)	EBIT (B)	Non-Recourse Interest (C)

North America (D)	$542	$481	$110	$7	$197	$21
South America	1,291	1,655	33	8	108	23
Loss on Sale of RGE	—	—	—	—	(263)	—
Europe, India & Other	149	246	5	1	14	1
Global G&A - Unallocated	—	—	(12)	—	(27)	—

Total	$1,982	$2,382	$136	$16	$29	$45

			For the Quarter Ended		For the Nine Months Ended
			September 30, 2005		September 30, 2005
				Non-Recourse		Non-Recourse
Region			EBIT (B)	Interest (C)	EBIT (B)	Interest (C)

North America			$51	$6	$119	$16
South America			40	10	114	28
Europe, India & Other			—	—	9	4
Global G&A - Unallocated			(4)	—	(21)	—

Total			$87	$16	$221	$48

			For the Quarters Ended		For the Nine Months Ended
			September 30,		September 30,
Reconciliation of EBIT to Operating Earnings			2006	2005	2006	2005

Total Global EBIT			$136	$87	$29	$221
Interest Expense			(26)	(37)	(98)	(108)
Income Tax Benefit on RGE Loss			—	—	86	—
Income Tax Expense			(18)	(18)	(38)	(21)
Minority Interest			—	—	(1)	(1)
Preference Unit Distributions			—	—	—	(3)

Income (Loss) from Continuing Operations			92	32	(22)	88
Loss on Sale of RGE, net of tax			—	—	178	—

Operating Earnings			$92	$32	$156	$88

(A) Total Capital at Risk includes Global’s gross investments less non-recourse debt at the project level.

(B) For investments accounted for under the equity method of accounting, includes Global’s share of net earnings, including Interest Expense and Income Tax Expense.

(C) Non-Recourse Interest is Interest Expense on debt that is non-recourse to Global.

(D) The $59 million increase in EBIT in North America for the quarter ended September 30, 2006, as compared to the same period in 2005, was primarily due to a $58 million increase of income from the results of operations at TIE. The $78 million increase in EBIT in North America for the nine months ended September 30, 2006, as compared to the same period in 2005, was primarily due to a $116 million increase of income from the results of operations at TIE offset by the $40 million of income from withdrawal of the Eagle Point cogeneration partnership interest in 2005.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS
Sales and Revenues to Customers
(Unaudited)
September-06

Electric Sales and Revenues

	Three	Change vs.	Nine	Change vs.	Twelve	Change vs.
	Months Ended	2005	Months Ended	2005	Months Ended	2005

Sales (millions kwh)
Residential	4,449	-7.7%	10,496	-4.7%	13,526	-3.0%
Commercial	6,672	-4.4%	18,291	-0.4%	24,073	0.5%
Industrial	1,599	-10.6%	4,532	-4.4%	6,074	-3.8%
Street Lighting	82	0.8%	262	1.9%	367	0.8%
Interdepartmental	4	-4.2%	11	-12.0%	14	-43.5%

Total	12,806	-6.3%	33,592	-2.3%	44,054	-1.2%

Revenue (in millions)
Residential	$632	5.0%	$1,348	4.0%	$1,696	5.9%
Commercial	807	12.1%	1,791	10.8%	2,230	12.2%
Industrial	107	-5.5%	250	-5.2%	319	-5.7%
Street Lighting	18	16.8%	50	9.2%	67	9.3%
Other	89	-26.0%	250	-4.5%	363	8.3%

Total	$1,653	5.3%	$3,689	5.9%	$4,675	8.2%

Gas Sold and Transported

	Three	Change vs.	Nine	Change vs.	Twelve	Change vs.
	Months Ended	2005	Months Ended	2005	Months Ended	2005

Sales (millions therms)
Residential Sales	106	7.5%	876	-12.5%	1,327	-8.8%
Commercial - Firm Sales	43	10.4%	362	-9.0%	525	-7.6%
Commercial - Interr. & Cogen	11	-36.2%	42	-7.8%	135	125.0%
Industrial - Firm Sales	3	-2.3%	27	-19.9%	40	-15.0%
Industrial - Interr. & Cogen	110	-15.3%	275	-3.6%	405	8.0%
Other Operating Revenues	0	95.9%	1	-46.7%	1	-129.0%

Total	273	-5.1%	1,583	-10.3%	2,433	-2.8%

Gas Transported	247	-1.8%	712	-9.4%	1,208	-8.2%

Revenue (in millions)
Residential Sales	$105	43.2%	$877	13.7%	$1,273	14.5%
Commercial - Firm Sales	33	-19.6%	366	7.3%	618	22.5%
Commercial - Interr. & Cogen	9	-12.7%	39	6.4%	69	53.9%
Industrial - Firm Sales	2	-24.7%	27	-5.2%	47	11.4%
Industrial - Interr. & Cogen	92	-26.4%	247	-2.6%	406	24.9%
Other Operating Revenues	33	-1.5%	97	0.4%	133	0.0%

Total	$274	-4.2%	$1,653	8.1%	$2,546	18.0%

Gas Transported	90	15.1%	559	2.0%	849	4.3%

	Three	Change vs.	Nine	Change vs.	Twelve	Change vs.
Weather Data	Months Ended	2005	Months Ended	2005	Months Ended	2005

Degree Days - Actual	41	355.6%	2,737	-15.7%	4,422	-10.3%
Degree Days - Normal	34		3,117		4,802

THI Hours - Actual	11,716	-18.3%	15,325	-17.6%	15,824	-15.1%
THI Hours - Normal	10,690		14,560		14,824

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
STATISTICAL MEASURES
(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Weighted Average Common Shares Outstanding (000’s)
Basic	251,747	239,034	251,471	238,696
Diluted	252,329	244,286	252,161	243,212

Stock Price at End of Period			$61.19	$64.36

Dividends Paid per Share of Common Stock	$0.57	$0.56	$1.71	$1.68

Dividend Payout Ratio*			58.8%	69.9%

Dividend Yield			3.7%	3.5%

Price/Earnings Ratio*			15.9	20.2

Rate of Return on Average Common Equity*			12.6%	13.3%

Book Value per Common Share			$27.71	$25.17

Market Price as a Percent of Book Value			221%	256%

Total Shareholder Return - QTR Ended	-6.7%	5.8%
Total Shareholder Return - 12 Months Ended	-1.6%	57.4%

	Quarters Ended September 30,		Nine Months Ended September 30,
Generation by Fuel Type	2006	2005	2006	2005

Nuclear - NJ	33%	34%	36%	35%
Nuclear - PA	14%	15%	18%	19%

Total Nuclear	47%	49%	54%	54%

Fossil - Coal - NJ	10%	12%	11%	12%
Fossil - Coal - PA	10%	10%	11%	12%
Fossil - Coal - CT	5%	5%	5%	6%

Total Coal	25%	27%	27%	30%

Fossil - Oil & Natural Gas - NJ	17%	14%	13%	11%
Fossil - Oil & Natural Gas - NY	7%	5%	4%	2%
Fossil - Oil & Natural Gas - CT	1%	2%	1%	2%
Fossil - Oil & Natural Gas - Midwest	3%	3%	1%	1%

Total Oil & Natural Gas	28%	24%	19%	16%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Non-Trading Mark-to-Market
(Unaudited)
September-06

2006 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Year-to-Date

Power	$(11.4)	$1.3	$12.0	$1.9
Holdings	$(4.1)	$13.0	$29.3	$38.2

Total	$(15.5)	$14.3	$41.3	$40.1

EPS Impact	Q1	Q2	Q3	Year-to-Date

Power	$(0.05)	$0.01	$0.05	$0.01
Holdings	(0.02)	0.05	0.12	0.15

Total	$(0.07)	$0.06	$0.17	$0.16